                                                Registration No. 33- __________

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1996.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                           TRANS WORLD AIRLINES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                               4512                               43-1145889
(State or other jurisdiction of     (Primary Standard Industrial                (I.R.S. Employer
incorporation or organization)       Classification Code Number)                Identification No.)

                                ONE CITY CENTRE
                              515 N. SIXTH STREET
                           ST. LOUIS, MISSOURI 63101
                                (314) 589-3000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           TRANS WORLD AIRLINES, INC.
         1995 OUTSIDE DIRECTORS' STOCK OWNERSHIP AND STOCK OPTION PLAN
                            (Full title of the Plan)


JEFFREY H. ERICKSON                                            COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER                          HOWARD E.TURNER, ESQ.
TRANS WORLD AIRLINES, INC.                                     SMITH, GAMBRELL & RUSSELL
ONE CITY CENTRE                                                SUITE 3100, PROMENADE II
515 N. SIXTH STREET                                            1230 PEACHTREE STREET, NE
ST. LOUIS, MISSOURI 63101                                      ATLANTA, GEORGIA 30309-3592
(314) 589-3000                                                 (404) 815-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)



                                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                  PROPOSED                PROPOSED
   TITLE OF             AMOUNT TO BE               MAXIMUM                 MAXIMUM
SECURITIES TO          REGISTERED (1)          OFFERING PRICE             AGGREGATE            AMOUNT OF
BE REGISTERED                                   PER UNIT (1)           OFFERING PRICE        REGISTRATION FEE
                                                                            (1)

-----------------------------------------------------------------------------------------------------------------
Common Stock,         300,000 shares            $16.94                 $5,082,000              $1,752
par value $.01

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(1)
under the Securities Act of 1933, as amended (the "Securities Act").  Based on prices as of March 1, 1996.
=================================================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The Company hereby incorporates by reference in this Registration Statement its Prospectus and the following documents:

  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (b) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the end of the fiscal year ended December 31, 1994 covered by the Company's Annual Report on Form 10-K referred to in (a) above.

  (c) The description of the Company's Common Stock contained in the Company's Second Amended and Restated Certificate of Incorporation, incorporated herein by reference to Appendix B to the Company's Definitive Proxy Statement for the 1995 Annual Meeting of Stockholders held November 14, 1995; and the Company's Restated Bylaws, incorporated herein by reference to
Exhibit 3.2.1 to the Company's Registration Statement on Form S-4 (Reg. No. 33-84944), as amended, filed with the Commission pursuant to Section 12(g) of the Exchange Act.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

  The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the bests interests of TWA and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was





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
unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to TWA.

  The eleventh article of TWA's Second Amended and Restated Certificate of Incorporation ("Article Eleventh") provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Company may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

  To the extent that a director or officer of the Company has been successful on the merits or otherwise (including without limitation by nolo contendere) in defense of any action, suit or proceeding referred to in the immediately preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company against such expenses as authorized by Article Eleventh, and the Company may adopt by-laws or enter into agreements with such persons for the purpose of providing for such advances.

  The indemnification permitted by Article Eleventh shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executor and administrators of such person.

  The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article Eleventh or otherwise.

  If the DGCL is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.





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


ITEM 8.  EXHIBITS.

  The following exhibits are filed as part of this Registration Statement:

Exhibit
Number                    Description
-------                   -----------
5                         Opinion of Smith, Gambrell & Russell

23.1                      Consent of Smith, Gambrell & Russell, included in Exhibit 5.1

23.2                      Consent of KPMG Peat Marwick LLP


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Company's By-Laws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF ST. LOUIS, STATE OF MISSOURI, ON FEBRUARY 14, 1996.

                                     TRANS WORLD AIRLINES, INC.



                               By:   /s/ Jeffrey H. Erickson
                                  ------------------------------------
                                     Jeffrey H. Erickson, President
                                     and Chief Executive Officer


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

  SIGNATURES                                    TITLE                                    DATE
  ----------                                    -----                                    ----
/s/ Jeffrey H. Erickson                     President, Chief Executive               February 14, 1996
-----------------------                     Officer and Director
Jeffrey H. Erickson

/s/ Robert A. Peiser                        Executive Vice President -               February 14, 1996
--------------------                        Finance, Chief Financial Officer
Robert A. Peiser

/s/ Dan J. Holmes                           Vice President and                       February 14, 1996
------------------                          Corporate Controller
Dan J. Holmes

/s/ Thomas F. Meagher                       Chairman of the Board                    February 13, 1996
---------------------
Thomas F. Meagher

/s/ William F. Compton                      Director                                 February 14, 1996
-----------------------
William F. Compton

/s/ Eugene P. Conese                        Director                                 February 14, 1996
---------------------
Eugene P. Conese

/s/ William M. Hoffman                 Director                                 February 14, 1996
----------------------
William M. Hoffman

/s/ Gerald L. Gitner                   Director                                 February 14, 1996
---------------------
Gerald L. Gitner



/s/ Thomas H. Jacobsen                 Director                                 February 22, 1996
-----------------------
Thomas H. Jacobsen

/s/ Jewel LaFontant-Mankarious         Director                                 February 22, 1996
------------------------------
Jewel LaFontant-Mankarious

/s/ Myron Kaplan                       Director                                 February 15, 1996
-----------------
Myron Kaplan

/s/ James A. Lawrence                  Director                                 February 16, 1996
---------------------
James A. Lawrence

/s/ William O'Driscoll                 Director                                 February 20, 1996
----------------------
William O'Driscoll

/s/ G. Joseph Reddington               Director                                 February 13, 1996
------------------------
G. Joseph Reddington

/s/ Lawrence K. Roos                   Director                                 February 13, 1996
--------------------
Lawrence K. Roos

/s/ William W. Winpisinger             Director                                 February 23, 1996
--------------------------
William W. Winpisinger





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
                                         INDEX TO EXHIBITS
                                         -----------------


Exhibit                                                                              Sequentially
Number                  Description                                                 Numbered Page
-------                 -----------                                                 -------------
5                       Opinion of Smith, Gambrell & Russell

23.1                    Consent of Smith, Gambrell & Russell,
                        included in Exhibit 5.1

23.2                    Consent of KPMG Peat Marwick LLP